SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                     October 18, 2001 (September 30, 2001)


                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


           Arizona                    1-4473                   86-0011170
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)          Identification Number)


         400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85004
               (Address of principal executive offices, Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

ARIZONA SUPREME COURT REVIEW OF SETTLEMENT AGREEMENT

     As previously disclosed, Arizona Public Service Company ("APS"), a wholly-owned subsidiary of Pinnacle West Capital Corporation ("Pinnacle West"), entered into a comprehensive settlement agreement on May 14, 1999 (the "Settlement Agreement") with various parties relating to the implementation of retail electric competition. On September 23, 1999, the Arizona Corporation Commission (the "ACC") approved the Settlement Agreement with some modifications. On December 13, 1999, two parties filed lawsuits challenging the ACC's approval of the Settlement Agreement. The Arizona Court of Appeals affirmed the ACC's approval of the Settlement Agreement in both of these lawsuits. One of these decisions was not appealed and has become final. The other decision, however, was appealed to the Arizona Supreme Court. See Note 6 of Notes to Condensed Financial Statements in Part I, Item 1 of APS's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001. On October 5, 2001, the Arizona Supreme Court agreed to hear the appeal on the singular issue of whether the ACC could itself become a party to the Settlement Agreement by virtue of its approval of the Settlement Agreement. The Court has not yet set a date for oral argument on this matter.

ACC FILING REGARDING RULE WAIVER AND PURCHASE POWER AGREEMENT

     As authorized by the Settlement Agreement, APS intends to move substantially all of its generation assets to Pinnacle West Energy Corporation ("PWEC"), which is also a wholly-owned subsidiary of Pinnacle West, prior to the end of 2002. Following the receipt of these generation assets, PWEC expects to sell its power at wholesale to Pinnacle West's power marketing division, which, in turn, is expected to sell power to APS and to non-affiliated power purchasers. See "Business -- Regulation and Competition -- Retail" in Part I,
Item 1 of APS's Report on Form 10-K for the fiscal year ended December 31, 2000.

     In a filing with the ACC on October 18, 2001, APS requested the ACC to (a) grant APS a partial variance from an ACC rule that would obligate APS to acquire all of its customers' "standard offer" generation requirements from the competitive market (with at least 50% of that coming from a "competitive bidding" process) starting in 2003 and (b) approve as just and reasonable a long-term purchase power agreement ("PPA") between APS and Pinnacle West. APS has requested these ACC actions to ensure continued reliable service to APS standard offer customers in a volatile generation market and to recognize PWEC's significant investment to serve APS load. The following are the major provisions of the PPA:

* The PPA would run through 2015, with three optional five-year renewal terms, which renewals would occur automatically unless notice is given by either APS or Pinnacle West.

* The PPA would provide for all of APS's anticipated standard offer generation needs, including any necessary reserves, except for (a) those provided by APS itself through renewable resources or other generation assets retained by APS; (b) amounts that APS is obligated by law to purchase from "qualified facilities" and other forms of distributed generation; and (c) any purchased power agreements that APS cannot transfer to PWEC at the present time.

* Pinnacle West would supply APS standard offer requirements through a combination of (a) APS generation assets transferred to PWEC; (b) certain of PWEC's new Arizona generation projects to be constructed during the 2001-2004 period to reliably serve APS load requirements; (c) power procured by Pinnacle West under certain "dedicated contracts"; and (d) power procured on the open market, including a competitively-bid component described below.

* Beginning in 2003, Pinnacle West would acquire 270 MW of APS standard offer requirements on the open market through a competitive bidding process. This competitive bid obligation would be increased by an additional 270 MW each year through 2008 (representing approximately 23% of estimated 2008 peak load).

* Pinnacle West would charge APS based on (a) a combination of fixed and variable price components for the PWEC assets, subject to periodic adjustment and performance incentives and (b) a pass-through of Pinnacle West's costs to procure power from the remaining sources.

* The PPA would take effect on the latest of the following events: (a) transfer of non-nuclear generating assets from APS to PWEC, which is presently planned to take place by the end of 2001; (b) ACC approval of the rule variance and the PPA; and (c) Federal Energy Regulatory Commission acceptance of the PPA and the companion agreement between Pinnacle West and PWEC.

A copy of APS's ACC filing, including the form of PPA, is incorporated by reference into this Form 8-K as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

99.1 Arizona Public Service Company October 18, 2001 filing with the Arizona Corporation Commission, including a form of proposed Purchase Power Agreement between Arizona Public Service Company and Pinnacle West Capital Corporation. (Incorporated by reference to Exhibit 99.6 of Pinnacle West Capital Corporation's Form 8-K (File No. 1-8962), filed with the Securities and Exchange Commission on October 19, 2001.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, APS has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARIZONA PUBLIC SERVICE COMPANY
                                        (Registrant)



Dated: October 19, 2001                 By: /s/ Barbara M. Gomez
                                            -------------------------------
                                            Barbara M. Gomez
                                            Treasurer

                         ARIZONA PUBLIC SERVICE COMPANY
                   EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K


EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
------         ----------------------

99.1 Arizona Public Service Company October 18, 2001 filing with the Arizona Corporation Commission, including a form of proposed Purchase Power Agreement between Arizona Public Service Company and Pinnacle West Capital Corporation. (Incorporated by reference to Exhibit 99.6 of Pinnacle West Capital Corporation's Form 8-K (File No. 1-8962), filed with the Securities and Exchange Commission on October 19, 2001.)